Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213800) and Form S-8 (No. 333-181181 and No. 333-141213) of Domtar Corporation of our report dated February 22, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, North Carolina

February 22, 2019

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